As filed with the Securities and Exchange Commission on February 23, 2017

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-213641

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-206333

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-174992

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-160424

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-107440

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-87849

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-64448

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-51968

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-67332

UNDER

THE SECURITIES ACT OF 1933

STONE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	72-1235413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(337) 237-0410

(Address of registrants’ principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)	Copies to:

Lisa S. Jaubert Senior Vice President, General Counsel and Secretary 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508 (337) 237-0410	Michael E. Dillard John M. Greer Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by Stone Energy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement (Form S-8 No. 033-67332), as amended, pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan;

•	Registration Statement (Form S-8 No. 333-51968), as amended, pertaining to the Basin Exploration, Inc. Equity Incentive Plan;

•	Registration Statement (Form S-8 No. 333-64448) pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan;

•	Registration Statement (Form S-8 No. 333-87849), as amended, pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan;

•	Registration Statement (Form S-8 No. 333-107440), as amended, pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan and the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-160424) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-174992) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-206333) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan; and

•	Registration Statement (Form S-8 No. 333-213641) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan.

On December 14, 2016, the Company and its subsidiaries, Stone Energy Holding, L.L.C. and Stone Energy Offshore, L.L.C., filed voluntary petitions for reorganization under chapter 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, which cases are being jointly administered under the caption “In re Stone Energy Corporation, et al” (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lafayette, State of Louisiana on February 23, 2017.

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to the Registration Statements have been signed by the following persons in the capacities indicated on February 23, 2017.

Signature	Title

* David H. Welch	President and Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ KENNETH H. BEER Kenneth H. Beer	Executive Vice President and Chief Financial Officer (principal financial officer)

* Karl D. Meche	Director of Accounting and Treasurer (principal accounting officer)

* George R. Christmas	Director

* B. J. Duplantis	Director

* Peter D. Kinnear	Director

* David T. Lawrence	Director

* Robert S. Murley	Director

* Richard A. Pattarozzi	Director

* Donald E. Powell	Director

* Kay G. Priestly	Director

*	Director
Phyllis M. Taylor

*By:	/s/ KENNETH H. BEER
Kenneth H. Beer
Attorney-in-fact